                                                                    EXHIBIT 99.5

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the members of CGS and the Majority Owned Affiliates:


We have audited in accordance with generally accepted auditing standards, the financial statements of CGS and the Majority Owned Affiliates included in this registration statement and have issued our report thereon dated April 16, 2001. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The following schedule is the responsibility of the company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.




/S/  ARTHUR ANDERSEN LLP


Orange County, California
APRIL 16, 2001

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000

         (Amounts in thousands)
         ------------------------------------------------------------------------------------------------
         Property Name                       Type             Location                       Encumbrances
         ------------------------------------------------------------------------------------------------
         Autumn Ridge                        Apartment        Pasadena, CA                        $ 7,543
         Beach and Lampson Pad D             Retail           Stanton, CA                             659
         Bristol Bay                         Office           Newport Beach, CA                     6,985
         Chrysler Building                   Office           Irvine, CA                           34,858
         Columbia North East                 Retail           Columbia, SC                           -
         Creekside/Riverside                 Apartment        Riverside, CA                         4,500
         Marketplace                         Retail           Columbia, SC                          5,118
         Northwest Corporate Ctr.            Office           Hazelwood, MO                        10,735
         Pacific Spectrum                    Office           Phoenix, AZ                           5,852
         Parkade Center                      Mixed            Columbia, MO                          6,053
         Phoenix Van Buren Land              Dev. Land        Phoenix, AZ                           1,300
         Richardson Plaza                    Retail           Columbia, SC                          4,212
         Sierra Technology                   High Tech        Austin, TX                            7,404
         Villa Redondo Apts.                 Apartment        Long Beach, CA                        9,291
         West Florissant                     Mixed            St. Louis, MO.                        1,130
         ------------------------------------------------------------------------------------------------
                                                                                                 $105,640
         ------------------------------------------------------------------------------------------------

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000

       (Amounts in thousands)
                                    Initial Cost              Costs Capitalized Subsequent
                                     to Company                      to Acquisition
                                         Buildings and                Buildings and
Property Name                     Land    Improvements        Land     Improvements
------------------------------------------------------------------------------------------
Autumn Ridge                   $   380       $ 5,070       $    --       $ 3,468
Beach and Lampson Pad D            475           776            --            16
Bristol Bay                      2,894         4,192            --           343
Chrysler Building                2,527        22,851            --         1,854
Columbia North East                 65           540            --           601
Creekside/Riverside                980         3,732            --           103
Marketplace                      1,796         4,050            --           226
Northwest Corporate Ctr            650         5,400            --         1,404
Pacific Spectrum                   485         3,770            --           226
Parkade Center                   1,466         5,543            --            93
Phoenix Van Buren Land           1,033            --            --            --
Richardson Plaza                 1,002         3,907            --         1,212
Sierra Technology                1,200         4,820            --           143
Villa Redondo Apts               3,000         5,304            --           393
West Florissant                     77           968            --             6
-----------------------------------------------------------------------------------------
                               $18,030       $70,923       $    --       $10,088
-----------------------------------------------------------------------------------------

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000


   (Amounts in thousands)
                                                            GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                                       BUILDINGS AND
   Property Name                                           LAND          IMPROVEMENTS            TOTAL
   ---------------------------------------------------------------------------------------------------
   Autumn Ridge                                               380            8,538               8,918
   Beach and Lampson Pad D                                    475              792               1,267
   Bristol Bay                                              2,894            4,535               7,429
   Chrysler Building                                        2,527           24,705              27,232
   Columbia North East                                         65            1,141               1,206
   Creekside/Riverside                                        980            3,835               4,815
   Marketplace                                              1,796            4,276               6,072
   Northwest Corporate Ctr.                                   650            6,804               7,454
   Pacific Spectrum                                           485            3,996               4,481
   Parkade Center                                           1,466            5,636               7,102
   Phoenix Van Buren Land                                   1,033             -                  1,033
   Richardson Plaza                                         1,002            5,119               6,121
   Sierra Technology                                        1,200            4,963               6,163
   Villa Redondo Apts.                                      3,000            5,697               8,697
   West Florissant                                             77              974               1,051
   ---------------------------------------------------------------------------------------------------
                                                         $ 18,030         $ 81,011            $ 99,041
   ---------------------------------------------------------------------------------------------------

1. The aggregate cost for Federal Income Tax purposes as of December 31, 2000 was approximately $116,576,000.

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000

        (Amounts in thousands)
                                                   ACCUMULATED         DATE OF        DATE     DEPRECIABLE
        Property Name                              DEPRECIATION     CONSTRUCTION    ACQUIRED      LIFE(4)
        --------------------------------------------------------------------------------------------------
        Autumn Ridge                                  $    (277)         1999        May-99      40 yrs.
        Beach and Lampson Pad D                             (62)         1987        Oct-97      40 yrs.
        Bristol Bay                                        (584)         1988        Aug-86      40 yrs.
        Chrysler Building                                (4,638)         1989        Aug-93      40 yrs.
        Columbia North East                                (336)         1991(5)     Feb-89      40 yrs.
        Creekside/Riverside                                (336)         1991        Nov-97      40 yrs.
        Marketplace                                      (1,344)         1980(5)     Feb-89      40 yrs.
        Northwest Corporate Ctr.                           (289)      1983-87(6)     Aug-98      40 yrs.
        Pacific Spectrum                                   (690)         1986        Dec-94      40 yrs.
        Parkade Center                                     (499)         1965        Nov-97      40 yrs.
        Phoenix Van Buren Land                              -             N/A        Aug-97          N/A
        Richardson Plaza                                 (2,305)         1992(5)     Feb-89      40 yrs.
        Sierra Technology                                  (831)         1986        Dec-94      40 yrs.
        Villa Redondo Apts.                                (752)         1990        May-96      40 yrs.
        West Florissant                                     (77)         1964        Nov-97      40 yrs.
        --------------------------------------------------------------------------------------------------
                                                      $ (13,020)
        --------------------------------------------------------------------------------------------------


2. The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.

3. These Properties were significantly remodeled. The date of remodeling is listed under date of construction.

4. These Properties were built in multiple years. The average of these years is used to compute the age.

5. These loans are subject to cross default and collateralization provisions.

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000

                       SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR INVESTMENT AND ACCUMULATED DEPRECIATION The changes in real estate held for investment for the years ended December 31, 2000, 1999, and 1998 are as follows:

                                                   Years Ended December 31,
(IN 000'S)                                 2000             1999             1998
-----------------------------------------------------------------------------------
Balance, beginning of the period:       $ 106,307        $  98,829        $  85,371
Additions during period:
   Acquisitions                                --            6,629           12,399
   Improvements                             3,071            3,883            1,059
Deductions during period:
   Properties disposed of                 (10,337)          (3,034)              --
-----------------------------------------------------------------------------------
Balance, end of period:                 $  99,041        $ 106,307        $  98,829
===================================================================================

                       The changes in accumulated depreciation for the years ended December 31, 2000, 1999, and 1998 are as follows:


                                                       Years Ended December 31,
(In 000's)                                      2000              1999              1998
-----------------------------------------------------------------------------------------
Balance, beginning of the period:            $  10,719         $   8,481         $  6,695
Additions during period:
   Depreciation                                  2,395             2,238            1,786
Deductions during period:
   Properties disposed of                          (94)               --               --
Balance, end of period:                      $  13,020          $ 10,719           $8,481
=========================================================================================